As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

15822 Bernardo Center Drive, Suite 105

San Diego, California 92127

Nevada	(914) 345-2255	27-2767540
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Mark Weinswig

Chief Financial Officer

15822 Bernardo Center Drive, Suite 105

San Diego, California 92127

(914) 345-2255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Stephen M. Leitzell

Dechert LLP

Cira Centre, 2929 Arch Street

Philadelphia, Pennsylvania 19104-2808

(215) 994-2621

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by Turtle Beach Corporation (the “Company”) of up to $200,000,000 of the Company’s common stock, preferred stock, warrants, debt securities, rights to purchase common stock, preferred stock, debt securities or units; and

•	a resale prospectus covering the resale by the selling stockholder identified therein of up to 3,450,000 shares of our common stock.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares that may be sold under the resale prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2025

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights to Purchase Common Stock, Preferred Stock,

Debt Securities or Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate maximum amount of $200,000,000.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms of the securities and their offering prices will be determined at the time of their offering and will be described in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock, par value $0.001, is listed on the Nasdaq Global Market under the symbol “TBCH.” On May 7, 2025, the closing price of our common stock was $9.29. There is currently no market for the other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 7 of this prospectus.

Our securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC” or the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

We own or have rights to trademarks, service marks or tradenames that we use in connection with the operation of our business, including our corporate names, logos and website names. Other trademarks, service marks and tradenames appearing in this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus may appear without the ™, SM, ® and © symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and tradenames.

The terms “Turtle Beach,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Turtle Beach Corporation and its wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the risks related to our business and purchasing our securities discussed under “Risk Factors” beginning on page 7 of this prospectus, “Forward Looking Statements” and our financial statements and the notes thereto incorporated by reference in this prospectus.

Business Overview

Turtle Beach, headquartered in San Diego, California, and incorporated in the state of Nevada in 2010, is a premier audio and gaming technology company with expertise and experience in developing, commercializing, and marketing innovative products across a range of large addressable markets under the Turtle Beach® brand. The Turtle Beach® brand is a market share leader in console gaming headsets with a vast portfolio of headsets designed to be compatible with the latest Xbox, PlayStation, and Nintendo consoles, as well as for personal computers (“PCs”) and mobile/tablet devices. Turtle Beach’s PC product portfolio includes headsets, gaming keyboards, mice and other gaming accessories focused on the PC gaming platform and it has recently expanded its brand beyond gaming headsets and launched its gaming controller product line, as well as gaming flight simulation and racing simulation accessories. In March 2024, Turtle Beach acquired Performance Designed Products LLC (“PDP”), another leading gaming accessory brand with a robust slate of products, including gaming controllers/gamepads for all platforms and licensing deals with popular gaming and entertainment properties, including Call of Duty and Fortnite among others. The Company has started the process of transitioning all gaming accessories under its best-selling Turtle Beach brand, with products for consoles and PCs, including multiplatform gaming headsets, controllers, mice, keyboards, microphones, and flight/racing simulation accessories under one of the industry’s most recognized and trusted brand names.

Business Trends

Console Headset Market

In 2024, Turtle Beach was the leading gaming headset manufacturer in the U.S. and globally. Turtle Beach delivers high-quality products that often include first-to-market innovations, robust features, superior sound, unmatched comfort, and top customer support – all key factors that consumers seek when shopping for a gaming headset.

The global market for console and PC gaming headsets including for consoles and PC is estimated to be approximately $2.9 billion. PlayStation and Xbox consoles continue to be dominant gaming platforms in North America and Europe for games that drive headset usage. Consistent with a historical pattern of major new console launches every 7-8 years, Microsoft and Sony launched their latest consoles, Xbox Series X|S and PlayStation 5, ahead of the 2020 holiday season, and in 2021/2022 demand for the latest Xbox and PlayStation consoles exceeded the available supply for consumers to purchase. In late 2024, Sony introduced the PS5 Pro system. The next Microsoft and Sony consoles are anticipated to launch within the next 2-3 years.

According to Nintendo, as of December 2024, they have sold over 150 million units of its highly popular Nintendo Switch systems since the platform’s original release in early 2017. Nintendo continues adding and expanding its library of games, including an increased number of multiplayer chat-enabled games. Nintendo also sells the Nintendo Switch Lite – a follow-on product that offers gamers the hand-held only version of the console, as well as the higher resolution Nintendo Switch OLED Model system. A new Nintendo Switch 2 system is expected in 2025.

Gamepad/Controllers Market

The market for gamepad controllers is estimated to be approximately $3 billion, and shares the same retail footprint and consumer base that Turtle Beach gaming headsets compete in. Controllers now come in various ergonomic shapes, sizes, and colors, as well as for specific types of games, for example, like fighting games like Mortal Kombat and TEKKEN. Gamers can even further customize their controllers with unique thumbsticks and better grips/textures, weights, and more. Game controllers also range in price from ~$40 to $300+ for ultra-premium options, with premium controllers featuring improved materials, cooling, swappable parts, and more. Turtle Beach entered the controllers market in 2021 with the introduction of its wired Recon™ Controller for Xbox and PC. Turtle Beach then launched the lower-cost wired REACT-R™ Controller in 2022, as well as introduced the mobile focused Recon™ Cloud and Atom™ controllers. In 2023, Turtle Beach launched its first wireless controller for Xbox and PC, the premium Stealth™ Ultra, and in 2024, the brand launched the innovative Stealth™ Pivot controller with a groundbreaking rotating button/stick modules design making it attractive for all game types. Turtle Beach’s controllers not only provide the same responsive, high-quality controls as first party controllers, but also offer the brand’s signature gaming audio experience when gamers connect a wired headset to the controller. In 2024, following Turtle Beach’s transformational acquisition of PDP – a leading gaming accessories business with a vast controllers portfolio, Turtle Beach launched the new Riffmaster Wireless Guitar Controller, which gamers can use to play in Fortnite Festival, as well as with Rock Band 4, making Turtle Beach the current leader in the music controllers category, per Circana. Turtle Beach also launched a variety of new controllers, including various Mario and Minecraft-themed wired and wireless controllers for Nintendo Switch systems, Minecraft-themed controllers for Xbox, and Call of Duty and TEKKEN-themed controllers for PlayStation. Turtle Beach’s modular Victrix Pro BFG gamepad controller and Victrix Pro FS Arcade Fight Stick and Victrix Pro KO Leverless Fight Stick are highly rated and well-respected products.

PC Accessories Market

The market for PC gaming mice, keyboards, and microphones is estimated to be approximately $3.9 billion. PC gaming continues to be a main gaming platform in the U.S. and internationally, similarly driven by popular AAA game launches, PC-specific esports leagues, teams, and players, content creators, and influencers, and with the introduction of cross-platform play – where PC gamers can play online against other gamers playing the same game on an Xbox, PlayStation, or Nintendo Switch. While most games are available on multiple platforms, gaming on PC offers advantages including improved graphics, increased speed and precision of mouse/keyboard controls, and the ability for deeper customization. Gaming mice and keyboards are engineered to provide gamers with high-end performance and a superior gaming experience through features such as fast key and button response times, improved materials and build quality, comfortable ergonomic designs, programmable keys and buttons, and software suites to customize and control devices and settings.

PC gaming mice come in a variety of different ergonomic and symmetrical shapes and sizes, are available in both wired and wireless models, offer different optical or laser sensor options and responsiveness, and often feature integrated RGB LED lighting and software to unify the lighting with other devices for a visually consistent PC gaming appearance. Similarly, PC gaming keyboards often deliver a competitive advantage by offering options for ultra-responsive mechanical and optical key switches that feel and sound different, as well as customizable lighting.

Turtle Beach’s PC-specific gaming headsets, keyboards, and mice span price tiers ranging from low-to-high for entry-level to professional gamers, with each successive price tiers adding features and build quality. We seek to infuse differentiation and innovation into our PC products, including our own design for keyboard and mouse switches, innovative RGB LED lighting, and extensive ergonomic design testing and modeling.

Gaming Simulation Accessories Market

The market for gaming simulation accessories is estimated to be approximately $1.2 billion. Flight and racing simulation gaming are more dominant on higher-end PCs able to deliver the most realistic visuals.

However, jumps in visual quality made possible in the latest consoles/games have made flight simulation gaming on Xbox and PlayStation more accessible. For example, in 2020 Microsoft redefined the graphics flight sim gamers can expect while playing with the launch of the latest generation of its Flight Sim games and, in subsequent years, Microsoft expanded the game to Xbox Series X|S, Xbox One, and for lower-end gaming PCs, and mobile gaming via Xbox Cloud.

Long-running popular flight sim games like Flight Simulator 2024, X-Plane, and others allow pilots to learn to fly and pilot various aircraft through picture-perfect skies and scenery, with typical flight sim accessories including yokes and pedals, combat flightsticks, and HOTAS (Hands-On Throttle And Stick) controllers. The flight sim market is niche, but with a dedicated, older fanbase willing to spend more on accessories to create the ultimate flight simulation setups, with a variety of expert pilots and creators showcasing their latest content on YouTube and other mediums. Turtle Beach launched the original VelocityOne Flight universal control system in 2021, followed by the VelocityOne™ Rudder and VelocityOne™ Stand in 2022, the VelocityOne™ Flightstick in 2023, and the VelocityOne™ Flightdeck HOTAS controller in 2024.

Racing simulation gaming follows a similar trajectory as flight simulation gaming. The audience of racing simulation gamers is also niche, dedicated, slightly older and willing to spend more on creating high-end racing simulation setups predominantly on PC, but also on consoles. There’s also a variety of long-running, successful racing game franchises including Forza, Assetto Corsa, and more that allow drivers to get behind the wheel and experience the rush of racing. Typical racing simulation accessories include wheel and pedal setups, swappable steering wheels, shifters, handbrakes and more, ranging in price from lower cost entry-level gear available for a few hundred dollars (~$200), to ultra-premium, high-end custom-built sim racing setups that cost thousands of dollars (~$3k-$15k). Racing simulation fans also regularly create their own content to share with the racing sim community. Turtle Beach introduced its first VelocityOne™ Race racing simulation wheel and pedals setup in 2024, as well as the follow-up add-on VelocityOne Multi-Shift shifter/handbrake in early 2025, with additional racing simulation products in development and heading for future 2025 launches.

Description of the Offering

Under this prospectus, we may offer up to $200,000,000 of common stock, preferred stock, warrants, debt securities, units and rights to purchase common stock, preferred stock, debt securities or units from time to time in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Corporate Information

Turtle Beach Corporation was incorporated in the state of Nevada in 2010 and is headquartered in San Diego, California. Our stock is traded on the Nasdaq Global Market under the symbol “TBCH.”

We maintain our principal executive offices at 15822 Bernardo Center Drive, Suite 105, San Diego, California 92127. Our telephone number is (914) 345-2255. The address of our website is corp.turtlebeach.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein include certain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” and similar expressions. These forward-looking statements reflect the current expectations of Turtle Beach concerning future events, and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including without limitation those discussed in the section of this prospectus entitled “Risk Factors.”

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the expansion of product offerings geographically or through new marketing applications, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. In addition, even if our actual results are consistent with the forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, those results may not be indicative of results or developments in subsequent periods. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•

The impacts of broader macroeconomic conditions, such as inflation, international trade policies and potential recession concerns on the demand for our products and our ability to adjust our product pricing in response to higher product component, transportation, and logistics costs;

•	The impact of competitive products, technologies and pricing and our ability to respond to the promotional pricing of our competitors;

•	Our dependence on the success and availability of third-party gaming platforms and the release and availability of successful gaming titles;

•	Our dependence on license agreements with third-parties for the sale of some of our products;

•	Our ability to forecast demand for our products and to manage our supply chain to meet such demand;

•	Substantial uncertainties inherent in the acceptance of existing and future products;

•	Our dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products;

•	Transitions in consoles and alternative gaming platforms and the potential impact on our business;

•

Our ability to successfully identify acquisition opportunities that are advantageous to our business and the integration of any businesses we acquire within our internal control over financial reporting and operations;

•	Our ability to adapt to new technologies and introduce new products on a timely basis;

•	Accuracy of estimates of our future revenues, expenses, capital requirements, and our needs for additional financing;

•	Continued relationships with our largest customers and the emergence of new customers;

•	The Company’s marketing efforts, particularly its partnerships with influencers, athletes and esports teams;

•	The impact of seasonality on our business and discretionary spending by users of our products;

•	Global business, political, operational, financial and economic outlook and conditions;

•	The scope of protection we are able to obtain and maintain for intellectual property rights covering our technology;

•	The difficulty of commercializing and protecting new technology;

•	The availability of capital under our revolving credit facility;

•

Our liens against substantially all of our working capital assets, including trade accounts receivable, inventories, and intellectual property and related restrictive covenants associated with such loans;

•	Cybersecurity, data security and other information technology risks;

•	Our financial performance; and

•	Other factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements after we file this prospectus or any prospectus supplement, whether as a result of any new information, future events or otherwise. Investors, potential investors and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures, acquisitions and additions to working capital. However, we currently do not have any agreements, arrangements or commitments with respect to any potential acquisition, investment or license. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our articles of incorporation and amended and restated bylaws is a summary, is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part.

We are authorized to issue 25,000,000 shares of our common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.

Description of Common Stock

As of April 11, 2025, we had 20,116,989 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without action by our stockholders (except as may be required by the rules of the Nasdaq Global Market).

Voting:

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Unless otherwise required by applicable law, the vote required to take action is a majority of the votes of the stockholders represented in person or by proxy at a meeting and entitled to vote, except that, in a contested election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividends:

Subject to preferences that may be applicable to any future outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.

Liquidation:

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights and Preferences:

The shares of Common Stock are not convertible into other securities. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Charter Documents

The following is a summary of certain provisions of Nevada law, our articles of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Nevada and our articles of incorporation and bylaws.

Nevada Laws

The Nevada Revised Statutes contain a “Control Share Statute” which provides generally that any person or entity that acquires a “controlling interest” in an applicable Nevada corporation may be denied voting rights with respect to the acquired shares and any other shares acquired within the preceding 90 days, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. The Control Share Statute provides that a person or entity acquires a “controlling interest” whenever it acquires shares that, but for the operation of the Control Share Statute, would bring its voting power within any of the following three ranges: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more, of the outstanding voting power in the election of directors. The Control Share Statute is applicable to an “issuing corporation,” which the statute defines as a Nevada corporation that: (a) has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding the date of determination; and (b) does business in Nevada directly or through an affiliated corporation.

The stockholders or board of directors of a corporation may elect to opt out of the provisions of the Control Share Statute through adoption of a provision to that effect in the articles of incorporation or the bylaws of such corporation. Our current amended and restated bylaws provide that the Control Share Statute does not apply to us or to an acquisition of our shares. If we chose to amend our amended and restated bylaws in the future so that the Control Share Statute does apply to us, the provisions of the statute may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an “interested stockholder” and an applicable Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder”: (1) having an aggregate market value equal to more than 5 percent of the aggregate market value of the assets of the corporation; (2) having an aggregate market value equal to more than 5 percent of the aggregate market value of all outstanding shares of the corporation; or (3) representing more than 10 percent of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of the corporation, or an affiliate or associate of the corporation who at any time within two years immediately prior to the date in question was the beneficial owner of 10 percent or more of the voting shares of the corporation. A corporation affected by the statute may not engage in a “combination” within two years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation (and not by written consent) by at least 60% of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates. If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated (1) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder, (2) if the combination is approved at an annual or special meeting of the stockholders of the corporation held no earlier than two years after the date the person became an interested stockholder (and not by written consent) by a majority of the voting power held by disinterested stockholders, or (3) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; (b) the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or (c) for the holders of preferred stock, the amount specified in the corporation’s articles of incorporation, including in any certificate of designation for the class or series, to which holders of shares of that class or series are entitled upon the consummation of a transaction of a type encompassing the combination.

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Articles of Incorporation; Amended and Restated Bylaws

Our articles of incorporation and amended and restated bylaws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless our board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of our board of directors.

No Cumulative Voting. Our articles of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Stockholder Meetings. Our amended and restated bylaws provide that special meetings of the stockholders may be called only by our chairman, our chief executive officer or at the direction of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is One Glenwood Ave, Suite 1001, Raleigh, NC 27603, and its telephone number is (919) 744-2722. The transfer agent for any series of stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Stock Exchange Listing

Our common stock is traded on the Nasdaq Global Market under the symbol “TBCH.”

Description of Preferred Stock

General

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date of this prospectus. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or change in control.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The applicable prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

•

the conditions and restrictions, if any, on the creation of Company indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Other

Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

•	the designation or title of the series of debt securities;

•

the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any listing of the debt securities on any securities exchange;

•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series or of any coupon appertaining thereto within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

•

we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders. However, if an Event of Default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue or debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

•

if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. Subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, the following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or rate of interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. Subject to the terms of the indenture for any series of debt securities that we may issue, this type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Subject to the terms of the indenture for any series of debt securities that we may issue, any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities—Modification or Waiver—Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities—Defeasance—Legal Defeasance.”

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities—Indenture Provisions—Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•

if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, brokers or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best-efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

Dechert LLP, Philadelphia, Pennsylvania, is acting as our counsel in connection with certain matters relating to the securities offered by this prospectus. Snell & Wilmer, L.L.P., Las Vegas, Nevada, will pass for us upon the validity of the securities being offered by this prospectus and any applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Turtle Beach Corporation appearing in Turtle Beach Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Turtle Beach Corporation’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Turtle Beach Corporation did not maintain effective internal control over financial reporting as of December 31, 2024, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Turtle Beach Corporation for the year ended December 31, 2022, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Performance Designed Products LLC for the years ended March 31, 2023 and 2022, incorporated by reference in this prospectus from Turtle Beach Corporation’s Amended Current Report on Form 8-K/A dated May 28, 2024, related to its acquisition of Performance Designed Products LLC, have been audited by Plante & Moran, PLLC, an independent auditor, as set forth in their report thereon, which is incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

We also maintain an Internet website at corp.turtlebeach.com, which can be used to access free of charge, through the Financials & Filings section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q,

current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (including documents we file after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement). Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 6, 2025 and January 27, 2025 and Current Report on Form 8-K/A filed with the SEC on May 29, 2024 (in each case, to the extent not furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K);

•

our Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 18, 2025, to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

the description of our Common Stock included in the registration statement on Form 8-A12B filed with the Commission on March  21, 2012, as the description therein has been updated and superseded by the description of our securities contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 13, 2020.

We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Turtle Beach Corporation

15822 Bernardo Center Drive, Suite 105,

San Diego, CA 92127

(914) 345-2255

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights to Purchase Common Stock, Preferred Stock,

Debt Securities or Units

PROSPECTUS

    , 2025

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2025

Turtle Beach Corporation

3,450,000 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time by the selling stockholder identified herein (including, except as the context may otherwise require, its donees, pledgees, transferees or other successors-in-interest, the “Selling Stockholder”), of, subject to adjustment, up to 3,450,000 shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Turtle Beach Corporation (the “Company”). The Shares were issued in connection with a merger transaction consummated on March 13, 2024 (the “Merger”). Consideration for the Merger consisted of the Shares and approximately $78.9 million in cash, subject to customary post-closing adjustments. The Merger is further described under the heading, “Prospectus Summary—Summary of the Merger” contained herein. We are registering the resale or other disposition of the Shares to satisfy registration rights we have granted in connection with the Merger.

The Selling Stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares or interests in the Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” beginning on page 11 for more information.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Our Common Stock is traded on the Nasdaq Global Market under the symbol “TBCH.” On May 7, 2025, the last reported closing sale price of our Common Stock was $9.29 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” on page 7 of this prospectus, in our most recent Annual Report on Form 10-K, any of our other filings with the Securities and Exchange Commission and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Common Stock being offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated     , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this process, the Selling Stockholder may from time to time, in one or more offerings, sell the Common Stock described in this prospectus.

This prospectus provides you with a general description of the Shares. Each time the Selling Stockholder sells the Shares, the Selling Stockholder may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. The Selling Stockholder is not making offers to sell Common Stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of the Shares.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits thereto. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We own or have rights to trademarks, service marks or tradenames that we use in connection with the operation of our business, including our corporate names, logos and website names. Other trademarks, service marks and tradenames appearing in this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus may appear without the ™, SM, ® and © symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and tradenames.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Turtle Beach,” the “Company,” “we,” “us,” “our” or similar references mean Turtle Beach Corporation and its subsidiaries on a consolidated basis.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our common stock under this prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the risks related to our business and purchasing our common stock discussed under “Risk Factors” beginning on page 6 of this prospectus, “Special Notes Regarding Forward Looking Statements” and our financial statements and the notes thereto incorporated by reference in this prospectus.

Business Overview

Turtle Beach, headquartered in San Diego, California, and incorporated in the state of Nevada in 2010, is a premier audio and gaming technology company with expertise and experience in developing, commercializing, and marketing innovative products across a range of large addressable markets under the Turtle Beach® brand. The Turtle Beach® brand is a market share leader in console gaming headsets with a vast portfolio of headsets designed to be compatible with the latest Xbox, PlayStation, and Nintendo consoles, as well as for personal computers (“PCs”) and mobile/tablet devices. Turtle Beach’s PC product portfolio includes headsets, gaming keyboards, mice and other gaming accessories focused on the PC gaming platform and it has recently expanded its brand beyond gaming headsets and launched its gaming controller product line, as well as gaming flight simulation and racing simulation accessories. In March 2024, Turtle Beach acquired Performance Designed Products LLC (“PDP”), another leading gaming accessory brand with a robust slate of products, including gaming controllers/gamepads for all platforms and licensing deals with popular gaming and entertainment properties, including Call of Duty and Fortnite among others. The Company has started the process of transitioning all gaming accessories under its best-selling Turtle Beach brand, with products for consoles and PCs, including multiplatform gaming headsets, controllers, mice, keyboards, microphones, and flight/racing simulation accessories under one of the industry’s most recognized and trusted brand names.

Business Trends

Console Headset Market

In 2024, Turtle Beach was the leading gaming headset manufacturer in the U.S. and globally. Turtle Beach delivers high-quality products that often include first-to-market innovations, robust features, superior sound, unmatched comfort, and top customer support – all key factors that consumers seek when shopping for a gaming headset.

The global market for console and PC gaming headsets including for consoles and PC is estimated to be approximately $2.9 billion. PlayStation and Xbox consoles continue to be dominant gaming platforms in North America and Europe for games that drive headset usage. Consistent with a historical pattern of major new console launches every 7-8 years, Microsoft and Sony launched their latest consoles, Xbox Series X|S and PlayStation 5, ahead of the 2020 holiday season, and in 2021/2022 demand for the latest Xbox and PlayStation consoles exceeded the available supply for consumers to purchase. In late 2024, Sony introduced the PS5 Pro system. The next Microsoft and Sony consoles are anticipated to launch within the next 2-3 years.

According to Nintendo, as of December 2024, they have sold over 150 million units of its highly popular Nintendo Switch systems since the platform’s original release in early 2017. Nintendo continues adding and expanding its library of games, including an increased number of multiplayer chat-enabled games. Nintendo also sells the Nintendo Switch Lite – a follow-on product that offers gamers the hand-held only version of the console, as well as the higher resolution Nintendo Switch OLED Model system. A new Nintendo Switch 2 system is expected in 2025.

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Gamepad/Controllers Market

The market for gamepad controllers is estimated to be approximately $3 billion, and shares the same retail footprint and consumer base that Turtle Beach gaming headsets compete in. Controllers now come in various ergonomic shapes, sizes, and colors, as well as for specific types of games, for example, like fighting games like Mortal Kombat and TEKKEN. Gamers can even further customize their controllers with unique thumbsticks and better grips/textures, weights, and more. Game controllers also range in price from ~$40 to $300+ for ultra-premium options, with premium controllers featuring improved materials, cooling, swappable parts, and more. Turtle Beach entered the controllers market in 2021 with the introduction of its wired Recon™ Controller for Xbox and PC. Turtle Beach then launched the lower-cost wired REACT-R™ Controller in 2022, as well as introduced the mobile focused Recon™ Cloud and Atom™ controllers. In 2023, Turtle Beach launched its first wireless controller for Xbox and PC, the premium Stealth™ Ultra, and in 2024, the brand launched the innovative Stealth™ Pivot controller with a groundbreaking rotating button/stick modules design making it attractive for all game types. Turtle Beach’s controllers not only provide the same responsive, high-quality controls as first party controllers, but also offer the brand’s signature gaming audio experience when gamers connect a wired headset to the controller. In 2024, following Turtle Beach’s transformational acquisition of PDP – a leading gaming accessories business with a vast controllers portfolio, Turtle Beach launched the new Riffmaster Wireless Guitar Controller, which gamers can use to play in Fortnite Festival, as well as with Rock Band 4, making Turtle Beach the current leader in the music controllers category, per Circana. Turtle Beach also launched a variety of new controllers, including various Mario and Minecraft-themed wired and wireless controllers for Nintendo Switch systems, Minecraft-themed controllers for Xbox, and Call of Duty and TEKKEN-themed controllers for PlayStation. Turtle Beach’s modular Victrix Pro BFG gamepad controller and Victrix Pro FS Arcade Fight Stick and Victrix Pro KO Leverless Fight Stick are highly rated and well-respected products.

PC Accessories Market

The market for PC gaming mice, keyboards, and microphones is estimated to be approximately $3.9 billion. PC gaming continues to be a main gaming platform in the U.S. and internationally, similarly driven by popular AAA game launches, PC-specific esports leagues, teams, and players, content creators, and influencers, and with the introduction of cross-platform play – where PC gamers can play online against other gamers playing the same game on an Xbox, PlayStation, or Nintendo Switch. While most games are available on multiple platforms, gaming on PC offers advantages including improved graphics, increased speed and precision of mouse/keyboard controls, and the ability for deeper customization. Gaming mice and keyboards are engineered to provide gamers with high-end performance and a superior gaming experience through features such as fast key and button response times, improved materials and build quality, comfortable ergonomic designs, programmable keys and buttons, and software suites to customize and control devices and settings.

PC gaming mice come in a variety of different ergonomic and symmetrical shapes and sizes, are available in both wired and wireless models, offer different optical or laser sensor options and responsiveness, and often feature integrated RGB LED lighting and software to unify the lighting with other devices for a visually consistent PC gaming appearance. Similarly, PC gaming keyboards often deliver a competitive advantage by offering options for ultra-responsive mechanical and optical key switches that feel and sound different, as well as customizable lighting.

Turtle Beach’s PC-specific gaming headsets, keyboards, and mice span price tiers ranging from low-to-high for entry-level to professional gamers, with each successive price tiers adding features and build quality. We seek to infuse differentiation and innovation into our PC products, including our own design for keyboard and mouse switches, innovative RGB LED lighting, and extensive ergonomic design testing and modeling.

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Gaming Simulation Accessories Market

The market for gaming simulation accessories is estimated to be approximately $1.2 billion. Flight and racing simulation gaming are more dominant on higher-end PCs able to deliver the most realistic visuals. However, jumps in visual quality made possible in the latest consoles/games have made flight simulation gaming on Xbox and PlayStation more accessible. For example, in 2020 Microsoft redefined the graphics flight sim gamers can expect while playing with the launch of the latest generation of its Flight Sim games and, in subsequent years, Microsoft expanded the game to Xbox Series X|S, Xbox One, and for lower-end gaming PCs, and mobile gaming via Xbox Cloud.

Long-running popular flight sim games like Flight Simulator 2024, X-Plane, and others allow pilots to learn to fly and pilot various aircraft through picture-perfect skies and scenery, with typical flight sim accessories including yokes and pedals, combat flightsticks, and HOTAS (Hands-On Throttle And Stick) controllers. The flight sim market is niche, but with a dedicated, older fanbase willing to spend more on accessories to create the ultimate flight simulation setups, with a variety of expert pilots and creators showcasing their latest content on YouTube and other mediums. Turtle Beach launched the original VelocityOne Flight universal control system in 2021, followed by the VelocityOne™ Rudder and VelocityOne™ Stand in 2022, the VelocityOne™ Flightstick in 2023, and the VelocityOne™ Flightdeck HOTAS controller in 2024.

Racing simulation gaming follows a similar trajectory as flight simulation gaming. The audience of racing simulation gamers is also niche, dedicated, slightly older and willing to spend more on creating high-end racing simulation setups predominantly on PC, but also on consoles. There’s also a variety of long-running, successful racing game franchises including Forza, Assetto Corsa, and more that allow drivers to get behind the wheel and experience the rush of racing. Typical racing simulation accessories include wheel and pedal setups, swappable steering wheels, shifters, handbrakes and more, ranging in price from lower cost entry-level gear available for a few hundred dollars (~$200), to ultra-premium, high-end custom-built sim racing setups that cost thousands of dollars (~$3k-$15k). Racing simulation fans also regularly create their own content to share with the racing sim community. Turtle Beach introduced its first VelocityOne™ Race racing simulation wheel and pedals setup in 2024, as well as the follow-up add-on VelocityOne Multi-Shift shifter/handbrake in early 2025, with additional racing simulation products in development and heading for future 2025 launches.

Summary of Merger

Merger Agreement

On March 13, 2024, we entered into a merger agreement (the “Merger Agreement”) by and among Tide Acquisition Sub, Inc., a Delaware corporation and our wholly-owned subsidiary, Tide Acquisition Sub II, LLC, a Delaware limited liability company and our wholly-owned subsidiary, FSAR Holdings, Inc. (“FSAR”), a Delaware corporation, and PDP Holdings, LLC (n/k/a DC VGA LLC), a Delaware limited liability company (the “Selling Stockholder”). Pursuant to the Merger Agreement, we acquired all the issued and outstanding equity of PDP, a directly-held subsidiary of FSAR, for consideration valued at $116.9 million, structured as a merger between our subsidiary and FSAR, the parent of the Selling Stockholder (the “Merger”). Consideration for the Merger consisted of the issuance of 3,450,000 shares of our common stock (the “Shares”) to the Selling Stockholder and approximately $78.9 million in cash, subject to customary post-closing adjustments. Such issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Stockholder Agreement

In connection with the Merger Agreement, we simultaneously entered into a stockholder agreement (the “Stockholder Agreement”) with the Selling Stockholder, pursuant to which the Selling Stockholder received two

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demand registration rights to request that we register with the Securities and Exchange Commission (the “SEC”) the sale of all or part of the Shares following a lock-up period that expired nine months after the date of the Merger Agreement, and piggy-back registration rights in the event we propose to register under the Securities Act the issuance or sale of any of our securities. The Selling Stockholder also has the right to annually designate one candidate to our slate of nominees for election to the board of directors for so long as the Selling Stockholder continues to hold 10% or more of the outstanding shares of our Common Stock.

Corporate Information

Turtle Beach Corporation was incorporated in the state of Nevada in 2010 and is headquartered in San Diego, California. Our stock is traded on the Nasdaq Global Market under the symbol “TBCH.”

We maintain our principal executive offices at 15822 Bernardo Center Drive, Suite 105, San Diego, California 92127. Our telephone number is (914) 345-2255. The address of our website is corp.turtlebeach.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

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THE OFFERING

Shares to be offered by the Selling Stockholder	Up to 3,450,000 shares of our common stock

Common stock outstanding prior to this offering	20,116,989 shares of our common stock

Common stock to be outstanding immediately after this offering	20,116,989 shares of our common stock

Use of Proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Stockholder. See “Use of Proceeds” in this prospectus.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

The Nasdaq Capital Market Symbol	“TBCH”

The number of shares of common stock to be outstanding before and after the offering of our common stock under this prospectus is based on 20,116,989 shares of our common stock outstanding as of April 11, 2025, which excludes:

•

607,214 shares of common stock issuable upon exercise of outstanding options pursuant to our stock-based incentive compensation plans at a weighted average option exercise price of $9.75 per share as of April 11, 2025;

•	742,258 shares of common stock issuable upon vesting of time-based restricted stock awards outstanding under our stock-based incentive compensation plans as of April 11, 2025;

•

359,638 shares of common stock issuable under performance-based restricted stock units outstanding under our stock-based incentive compensation plans as of April 11, 2025, upon the satisfaction of performance criteria;

•	550,000 shares of common stock issuable upon exercise of outstanding wholly funded warrants as April 11, 2025; and

•	128,765 shares of common stock reserved for future issuance under our 2023 Stock-Based Incentive Compensation Equity Plan, as amended, as of April 11, 2025.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prior to making any decision to invest in the Shares, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or a part of your investment in the Shares. See “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein include certain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” and similar expressions. These forward-looking statements reflect the current expectations of Turtle Beach concerning future events, and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including without limitation those discussed in the section of this prospectus entitled “Risk Factors.”

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the expansion of product offerings geographically or through new marketing applications, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. In addition, even if our actual results are consistent with the forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, those results may not be indicative of results or developments in subsequent periods. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•

The impacts of broader macroeconomic conditions, such as inflation, international trade policies and potential recession concerns on the demand for our products and our ability to adjust our product pricing in response to higher product component, transportation, and logistics costs;

•	The impact of competitive products, technologies and pricing and our ability to respond to the promotional pricing of our competitors;

•	Our dependence on the success and availability of third-party gaming platforms and the release and availability of successful gaming titles;

•	Our dependence on license agreements with third-parties for the sale of some of our products;

•	Our ability to forecast demand for our products and to manage our supply chain to meet such demand;

•	Substantial uncertainties inherent in the acceptance of existing and future products;

•	Our dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products;

•	Transitions in consoles and alternative gaming platforms and the potential impact on our business;

•

Our ability to successfully identify acquisition opportunities that are advantageous to our business and the integration of any businesses we acquire within our internal control over financial reporting and operations;

•	Our ability to adapt to new technologies and introduce new products on a timely basis;

•	Accuracy of estimates of our future revenues, expenses, capital requirements, and our needs for additional financing;

•	Continued relationships with our largest customers and the emergence of new customers;

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•	The Company’s marketing efforts, particularly its partnerships with influencers, athletes and esports teams;

•	The impact of seasonality on our business and discretionary spending by users of our products;

•	Global business, political, operational, financial and economic outlook and conditions;

•	The scope of protection we are able to obtain and maintain for intellectual property rights covering our technology;

•	The difficulty of commercializing and protecting new technology;

•	The availability of capital under our revolving credit facility;

•

Our liens against substantially all of our working capital assets, including trade accounts receivable, inventories, and intellectual property and related restrictive covenants associated with such loans;

•	Cybersecurity, data security and other information technology risks;

•	Our financial performance; and

•	Other factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements after we file this prospectus or any prospectus supplement, whether as a result of any new information, future events or otherwise. Investors, potential investors and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance.

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USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholder.

Pursuant to the Stockholder Agreement, we will pay all expenses associated with effecting the registration of the Shares covered hereby, including filing and printing fees, our counsel and accounting fees and expenses, costs associated with clearing the Shares for sale under applicable state securities laws, listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and transfer taxes with respect to the shares being sold and the fees and disbursements of any counsel to the Selling Stockholder.

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SELLING STOCKHOLDER

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholder identified herein (including its donees, pledgees, transferees or other successors-in-interest) of, subject to adjustment, up to 3,450,000 Shares of our common stock. In connection with the Merger, we entered into the Stockholder Agreement with the Selling Stockholder. We are filing this prospectus pursuant to our obligations to register the Shares on behalf of the Selling Stockholder under the Stockholder Agreement. All expenses incurred with the registration of the Shares owned by the Selling Stockholder will be borne by us. This prospectus will not cover subsequent sales of Common Stock purchased from a Selling Stockholder named in this prospectus.

We cannot predict when or whether the Selling Stockholder will sell the Shares. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale or other disposition of any of the Shares. The Shares covered hereby may be sold or otherwise disposed of from time to time by the Selling Stockholder.

Furthermore, we do not know when or in what amounts the Selling Stockholder may sell or otherwise dispose of the Shares. The Selling Stockholder might not sell any or all of the Shares or may sell or dispose of some or all of the Shares other than pursuant to this prospectus. Because the Selling Stockholder may not sell or otherwise dispose of some or all of the Shares and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. For purposes of the table below, we have assumed that the Selling Stockholder will have sold all of the Shares upon completion of the applicable offering.

The table below presents information regarding the Selling Stockholder and the Shares that they may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 20,116,989 shares of Common Stock issued and outstanding as of April 11, 2025. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the Selling Stockholder the right to acquire Common Stock within 60 days of April 11, 2025. Information in the table below is based on information provided by or on behalf of the Selling Stockholder. Since the date on which they provided us with the information below, the Selling Stockholder may have sold, transferred or otherwise disposed of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Before this Offering		Number of Shares of Common Stock Being Offered Pursuant to this Prospectus	Shares of Common Stock To Be Beneficially Owned Upon Completion of this Offering(2)
	Number	Percent	Number	Number	Percent
DC VGA LLC (1)	3,450,000	17.1%	3,450,000	0	—

(1)

Diversis Capital Partners I, L.P. owns approximately 95% of the membership interests in DC VGA LLC (f/k/a PDP Holdings, LLC). Diversis Capital Partners GP I, L.P. is the general partner of Diversis Capital Partners I, L.P. and Diversis Capital Partners GP I, LLC is the general partner of Diversis Capital Partners I, L.P. Messrs. Kevin Ma and Ron Nayot are the only Managing Members of Diversis Capital Partners GP I, LLC and own approximately 50.0% and 50.0% of the membership interests of Diversis Capital Partners GP I, LLC, respectively. The address for each of the foregoing reporting persons is 2000 Avenue of the Stars, Suite 1050S, Los Angeles, CA 90067.

(2)	For purposes of this table, the Company assumes that all of the shares covered by this prospectus will be sold by the Selling Stockholder.

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PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of its Shares or interests in Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of the Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of the Shares at a stipulated price per Share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Shares, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agent from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents.

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The Selling Stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that it meets the criteria and conform to the requirements of that rule.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that the Shares become eligible for resale to the public immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144 such that the securities are freely tradeable following such sale, or (ii) all of the securities have been sold or otherwise disposed of pursuant to the registration statement of which this prospectus forms a part or in a transaction in which the transferee receives freely tradable shares. We are registering the Shares issued to the Selling Stockholder in connection with the Merger to permit the resale of these Shares by the holders thereof from time to time after the date of this prospectus, pursuant to the provisions of the Stockholder Agreement. As used in this prospectus, “Selling Stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other permitted transfer.

We will not receive any of the proceeds from the sale by the Selling Stockholder of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Our filings are available to the public through the website maintained by the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

We also maintain an Internet website at corp.turtlebeach.com, which can be used to access free of charge, through the Financials & Filings section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, Proxy Statements on Schedule 14A, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Commission under the Securities Act, for the registration under the Securities Act of the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the registration statement that contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the Commission.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Turtle Beach Corporation, c/o ICR, LLC, 685 Third Avenue, New York, NY 10017, Attn: Jacques Cornet, telephone: (800) 210-2491. This prospectus incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed with the Commission but have not included or delivered with this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 6, 2025 and January 27, 2025 and Current Report on Form 8-K/A filed with the SEC on May 29, 2024 (in each case, to the extent not furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K);

•

our Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 18, 2025, to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

the description of our Common Stock included in the registration statement on Form 8-A12B filed with the Commission on March  21, 2012, as the description therein has been updated and superseded by the description of our securities contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 13, 2020.

14

We also incorporate by reference into this registration statement and prospectus any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus (including documents we file after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement), other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K. This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

LEGAL MATTERS

Dechert LLP, Philadelphia, Pennsylvania, is acting as our counsel in connection with certain matters relating to the securities offered by this prospectus. The validity of the issuance of the Shares offered by this prospectus will be passed upon for us by Snell & Wilmer, L.L.P., Las Vegas, Nevada. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Turtle Beach Corporation appearing in Turtle Beach Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Turtle Beach Corporation’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Turtle Beach Corporation did not maintain effective internal control over financial reporting as of December 31, 2024, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Turtle Beach Corporation for the year ended December 31, 2022, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Performance Designed Products LLC for the years ended March 31, 2023 and 2022, incorporated by reference in this prospectus from Turtle Beach Corporation’s Amended Current Report on Form 8-K/A dated May 28, 2024, related to its acquisition of Performance Designed Products LLC, have been audited by Plante & Moran, PLLC, an independent auditor, as set forth in their report thereon, which is incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

15

3,450,000 Shares of Common Stock

PROSPECTUS

     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.

SEC registration fee		$35,606.17
FINRA filing fee		35,385.20
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Printing and engraving fees		*
Trustee’s fees and expenses		*
Miscellaneous		*
Total	$	*

*

These fees will be dependent on the number and amount of offerings under this registration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, and our amended and restated bylaws, each of which is incorporated by reference as an exhibit to this registration statement, and the applicable provisions of the Nevada Revised Statutes (“NRS”).

Our officers and directors are indemnified as to personal liability as provided by the NRS, our articles of incorporation and our bylaws. Section 78.7502 of the NRS provides that a corporation may indemnify its officers and directors against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or in the right of the corporation, for breach of fiduciary duty as an officer or director provided that such officer or director (i) is not liable under Section 78.138 of the NRS for breach of fiduciary duty to the corporation or (ii) acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Additionally, Section 78.751 of the NRS provides that a corporation shall indemnify its officers and directors against expenses actually and reasonably incurred in connection with the defense of a threatened, pending, or completed action, suit or proceeding, including, without limitation, an action by or in the right of the corporation, for breach of fiduciary duty as an officer or director to the extent that such officer or director is successful on the merits or otherwise in defense of such action, suit or proceeding.

Our articles of incorporation and bylaws state that we shall indemnify our directors and officers to the fullest extent not prohibited by the NRS. Except under limited circumstances, our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified. In addition, to the fullest extent permitted by the NRS, we may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our bylaws.

The registrant has entered into certain indemnification agreements with its directors and certain executive officers. The indemnification agreements provide the registrant’s directors and certain executive officers with further indemnification, to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filing under the Securities Act or the Exchange Act as indicated in parentheses:

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of underwriting agreement.

2.1	Agreement and Plan of Merger, dated August 5, 2013, among the Company, Merger Sub and VTB Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K originally filed with the SEC on August 5, 2013).

3.1	Articles of Incorporation of Turtle Beach Corporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 6, 2018).

3.2	Amended and Restated Bylaws of Turtle Beach Corporation, amended and restated as of April 22, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K on April 23, 2024).

4.1	Form of Turtle Beach Corporation stock certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Form 10/A filed with the Securities and Exchange Commission on July 27, 2010).

4.2	Merger Agreement, dated as of March 13, 2024, by and among Tide Acquisition Sub, Inc., Tide Acquisition Sub II, LLC, Turtle Beach Corporation and PDP Holdings, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2024).

4.3	Stockholder Agreement, dated as of March 13, 2024, by and among Turtle Beach Corporation and PDP Holdings, LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 18, 2024).

4.4*	Form of certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate.

4.5*	Form of Warrant Agreement.

4.6*	Form of Warrant Certificate.

4.7	Form of indenture to be entered into between registrant and a trustee acceptable to the registrant.

4.8*	Form of debt security.

4.9*	Form of rights certificate.

4.10*	Form of unit agreement.

4.11*	Form of unit certificate.

5.1	Opinion of Snell & Wilmer, L.L.P. regarding validity.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of BDO USA, P.C.

23.3	Consent of Plante & Moran, PLLC.

23.4	Consent of Snell & Wilmer, L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page of the Registration Statement).

25.1**	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table.

*	To be filed, if applicable, by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a)

of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	The undersigned hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 9th day of May, 2025.

TURTLE BEACH CORPORATION

BY:	/s/ Cris Keirn
Cris Keirn Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cris Keirn, Chief Executive Officer and Director of Turtle Beach Corporation, his true and lawful attorney-in-fact and agent, who may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cris Keirn Cris Keirn	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2025

/s/ Mark Weinswig Mark Weinswig	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2025

/s/ Terry Jimenez Terry Jimenez	Chairman of the Board and Director	May 9, 2025

/s/ Gregory Ballard Gregory Ballard	Director	May 9, 2025

/s/ Libby Bush Libby Bush	Director	May 9, 2025

/s/ Dave Muscatel Dave Muscatel	Director	May 9, 2025

/s/ Katherine L. Scherping Katherine L. Scherping	Director	May 9, 2025

/s/ Julia W. Sze Julia W. Sze	Director	May 9, 2025

/s/ Andrew Wolfe Andrew Wolfe	Director	May 9, 2025

/s/ William Wyatt William Wyatt	Director	May 9, 2025